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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price	Amount of Registration Fee(2)

Class A Common Stock, par value $0.001 per share	13,000,000	$22.84	$296,920,000	$34,413.03

(1)
Estimated pursuant to Rule 457(c). The offering price and registration fee are based on the average of the high and low prices for our Class A common stock on November 14, 2016, as reported on the New York Stock Exchange.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the registration statement on Form S-3 (File No. 333-206656) filed on August 28, 2015.

Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-206656

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 28, 2015)

13,000,000 Shares

Class A Common Stock

        The Anschutz Corporation and certain of its affiliates named in this prospectus supplement under the caption "Selling Stockholders" are offering 13,000,000 shares of our Class A common stock. The underwriter has agreed to purchase the shares of our Class A common stock from the Selling Stockholders at a price of $22.95 per share, which will result in approximately $298,350,000 of aggregate proceeds to the Selling Stockholders, before deducting expenses.

        The underwriter may offer the shares of our Class A common stock for sale from time to time in one or more transactions on the New York Stock Exchange ("NYSE"), in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part. See "Underwriting."

        We will not receive any of the proceeds from the sale of shares of our Class A common stock by the Selling Stockholders.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "RGC." The closing price of our Class A common stock on the New York Stock Exchange on November 17, 2016 was $24.45 per share.

        Investing in our Class A common stock involves risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2015 to read about factors you should consider before buying shares of our Class A common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the shares of Class A common stock is expected to be made on or about November 23, 2016.

UBS Investment Bank

The date of this prospectus supplement is November 17, 2016.

        We have not authorized anyone to provide you with different information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus we prepare or authorize. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering are only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering by the Selling Stockholders, describes certain information about the Selling Stockholders and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, dated August 28, 2015, which gives more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled "Where You Can Find More Information" and "Incorporation of Documents by Reference" of this prospectus supplement, before investing in our Class A common stock.

        The Selling Stockholders are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Regal Entertainment Group is the parent company of Regal Entertainment Holdings, Inc. ("REH"), which is the parent company of Regal Cinemas Corporation ("Regal Cinemas"), and its subsidiaries. Regal Cinemas' subsidiaries include Regal Cinemas, Inc. ("RCI") and its subsidiaries, which include Edwards Theatres, Inc. ("Edwards") and United Artists Theatre Company ("United Artists"). Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus supplement and in any accompanying prospectus, references to "we," "us," "our," "the Company," "Regal" and other similar references are to Regal Entertainment Group and all of its subsidiaries on a consolidated basis, and references to REH, Regal Cinemas, RCI, Edwards and United Artists shall be deemed to include the respective subsidiaries of such entities when used in discussions included herein regarding the current operations or assets of such entities. This prospectus supplement includes our trademarks and other tradenames identified herein. All other trademarks and tradenames appearing in this prospectus supplement are the property of their respective holders.

MARKET INFORMATION

        Information regarding market share, market position and industry data pertaining to our business contained in or incorporated by reference into this prospectus supplement consists of estimates based on data and reports compiled by industry professional organizations (including the Motion Picture Association of America and the National Association of Theatre Owners) and analysts, and our knowledge of our revenues and markets.

S-ii

        We take responsibility for compiling and extracting, but have not independently verified, market and industry data provided by third parties, or by industry or general publications, and take no further responsibility for such data. Similarly, while we believe our internal estimates are reliable, our estimates have not been verified by any independent sources, and we cannot assure you as to their accuracy.

NON-GAAP FINANCIAL MEASURES

        We note that the Securities and Exchange Commission (the "SEC") has adopted certain guidelines regarding the use of financial measures that are not prepared in accordance with United States generally accepted accounting principles ("GAAP"). We incorporate by reference in this prospectus supplement certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. All statements other than statements of historical facts included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including, without limitation, certain statements regarding our financial position, future plans, strategies and expectations on revenue growth, expansion opportunities, strategic acquisitions, operating costs and expenses, and industry trends, may constitute forward-looking statements. In some cases you can identify these forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "intends," "foresees," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words.

        These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully described elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in future filings we make with the SEC. Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

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  our substantial debt and lease obligations and the availability and adequacy of cash flow to meet our lease obligations and debt service requirements, including payments of amounts due under our notes and Regal Cinemas' senior credit facility;

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  the operating restrictions and other restrictive covenants in our and our subsidiaries' debt agreements;

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  our debt service obligations requiring a significant amount of cash, which depends on many factors beyond our control;

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  our dependence on motion picture production and performance and our relationships with film distributors;

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  any increase in the use of alternative film delivery methods that may drive down movie theatre attendance and reduce our revenue;

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  the competitive environment in which we operate our theatres and the outcome of currently pending court and regulatory proceedings regarding claims of potentially anticompetitive conduct by us;

S-iii

  •
  our acquisition strategy, partnerships and investments, including our investment in National CineMedia, LLC, not providing anticipated or desired benefits;

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  our reliance on our information systems to conduct our business, and any failure to protect these systems against security breaches or the failure or unavailability of these systems;

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  economic, political and social conditions materially affecting our business by reducing consumer spending on movie attendance or having an impact on our business and financial condition in ways that we currently cannot predict;

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  our dependence on senior management;

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  the substantial government regulations to which we are subject;

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  our control by The Anschutz Corporation;

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  our dependence as a holding company on our subsidiaries to service our debt and pay our dividends; and

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  other factors discussed under the section entitled "Risk Factors" or elsewhere in this prospectus supplement or the accompanying prospectus, including in the filings with the SEC that are incorporated by reference in this prospectus supplement.

        The forward-looking statements included or incorporated herein are made only as of the date of this prospectus supplement and the accompanying prospectus or as of the date of the documents incorporated by reference. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we do not guarantee future results and undertake no obligation to update the forward-looking statements whether as a result of new information, future developments or otherwise, unless we have obligations under the federal securities laws to update and disclose material developments to previously disclosed information.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in our Class A common stock. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including the information under "Risk Factors," and our consolidated financial statements and the notes thereto.

 About Regal Entertainment Group

        We operate one of the largest and most geographically diverse theatre circuit in the United States. The Company's theatre circuit, including Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 7,310 screens in 565 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of September 30, 2016, with approximately 217 million attendees for the fiscal year ended December 31, 2015. Our geographically diverse circuit includes theatres in 46 of the top 50 U.S. designated market areas.

        We operate multi-screen theatres and, as of September 30, 2016, had an average of 12.9 screens per location, which is well above the North American motion picture exhibition industry average. We develop, acquire and operate multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets throughout the United States.

        We maintain an investment in National CineMedia, LLC, or National CineMedia, which concentrates on in-theatre advertising for its theatrical exhibition partners, which includes us, AMC Entertainment, Inc., or AMC, and Cinemark, Inc., or Cinemark. National CineMedia operates the largest digital in-theatre network in North America and utilizes its in-theatre digital content network to distribute pre-feature advertising and cinema and lobby advertising. We also maintain investments in Digital Cinema Implementation Partners, LLC, a joint venture formed by us, AMC and Cinemark to fund the cost of digital projection; Open Road Films, a film distribution company jointly owned by us and AMC; AC JV, LLC, which purchased the Fathom Events business from National CineMedia in December 2013; and Digital Cinema Distribution Coalition, which operates a satellite distribution network that provides digital content to theatres.

Business Strategy

        Our business strategy is predicated on our ability to allocate capital effectively to enhance value for our stockholders. This strategy focuses on enhancing our position in the motion picture exhibition industry by capitalizing on prudent industry consolidation and partnership opportunities, managing, expanding and upgrading our existing asset base with new technologies and customer amenities and realizing selective growth opportunities through new theatre construction. Our business strategy should enable us to continue to produce the free cash flow necessary to maintain a prudent allocation of our capital among dividend payments, debt service and repayment and investment in our theatre assets, all to provide meaningful value to our stockholders. Key elements of our business strategy include:

        Maximizing Stockholder Value.    We believe that our cash dividends are an efficient means of distributing value to our stockholders. From our initial public offering in May 2002 through December 31, 2015, we have returned approximately $4.1 billion to our stockholders in the form of quarterly and extraordinary cash dividends.

        Pursuing Prudent Acquisitions and Strategic Partnerships.    We believe that our acquisition experience and capital structure position us well to take advantage of future acquisition opportunities and to participate in various partnership initiatives. We intend to selectively pursue accretive theatre acquisitions and theatre-related investments that enhance and more fully utilize our asset base to improve our consolidated operating results and free cash flow.

        Pursuing Premium Experience Opportunities.    We continue to embrace innovative concepts that generate incremental revenue and cash flows for the Company and deliver a premium movie-going experience for our customers on several complementary fronts, including (i) improvement of customer amenities, primarily through the installation of luxury reclining seats, (ii) enhancement of our customer offerings such as expanding our menu of food and alcoholic beverage products, and (iii) a continued focus on interactive marketing programs (such as mobile ticketing applications and our frequent moviegoer loyalty program, the Regal Crown Club®) aimed at increasing attendance and enhancing the overall customer experience.

        Pursuing Selective Growth Opportunities and Active Asset Management.    We intend to selectively pursue expansion opportunities through new theatre construction, expansion and upgrades that meet our strategic and financial return criteria. Additionally, we manage our asset base by opportunistically closing underperforming theatres.

Competitive Strengths

        We believe that the following competitive strengths position us to capitalize on future opportunities:

        Industry Leader.    We are one of the largest domestic motion picture exhibitor operating 7,310 screens in 565 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of September 30, 2016. We believe that the quality and size of our theatre circuit is a significant competitive advantage for negotiating attractive national contracts and generating economies of scale. We believe that our market leadership allows us to capitalize on favorable attendance trends and attractive consolidation and partnership opportunities.

        Superior Management Drives Strong Operating Margins.    Our operating philosophy focuses on efficient operations and strict cost controls at both the corporate and theatre levels. At the corporate level, we are able to capitalize on our size and operational expertise to achieve economies of scale in purchasing and marketing functions. We have developed an efficient purchasing and distribution supply chain that generates favorable concession margins. At the theatre level, management devotes significant attention to cost controls through the use of financial data analysis, detailed management reports and performance-based compensation programs to encourage theatre managers to deliver a premium customer experience while effectively controlling costs and maximizing free cash flow.

        Proven Acquisition and Integration Expertise.    We have significant experience identifying, completing and integrating acquisitions of theatre circuits. Since our initial public offering in May 2002, we have demonstrated our ability to enhance revenues and realize operating efficiencies through the successful acquisition and integration of nine theatre circuits, consisting of 230 theatres and 2,683 screens. We have generally achieved immediate cost savings at acquired theatres and improved their profitability through the application of our consolidated operating functions and key supplier contracts.

        Quality Theatre Portfolio.    We believe that we operate one of the most modern theatre circuits among major motion picture exhibitors. In addition, approximately 53% of our locations featured one or more premium amenity offerings as of December 31, 2015. We believe the continued rollout of premium amenities such as luxury reclining seating, a wider array of food and alcoholic beverage offerings and IMAX® and RPXSM screens allow us to deliver a premium movie-going experience for a majority of our customers. Finally, we believe that our modern theatre portfolio coupled with our operating margins should allow us to generate significant cash flows from operations.

 Recent Developments

        On October 27, 2016, we declared a cash dividend of $0.22 per share on each share of our Class A and Class B common stock, payable on December 15, 2016, to stockholders of record on December 5, 2016.

Additional Information

        Regal Entertainment Group is a Delaware corporation with principal executive offices at 7132 Regal Lane, Knoxville, Tennessee 37918. Our telephone number is (865) 922-1123 and our Internet website is www.regmovies.com. Except for the documents incorporated by reference in this prospectus supplement as described under the "Incorporation of Documents by Reference" heading, the information and other content contained on our website are not incorporated by reference in this prospectus supplement, and you should not consider them to be a part of this prospectus supplement.

 The Offering

        The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our Class A common stock, see "Description of Capital Stock" in the accompanying prospectus.

Class A common stock offered by the Selling Stockholders	13,000,000 shares
Common stock outstanding immediately after this offering

This offering will have no effect on the number of shares of our Class A and Class B common stock outstanding. As of November 15, 2016, there were 133,083,015 shares of Class A common stock and 23,708,639 shares of Class B common stock issued and outstanding.

Use of proceeds	We will not receive any proceeds from the sale of any shares of our Class A common stock offered by the Selling Stockholders.
Selling Stockholders	The Selling Stockholders are The Anschutz Corporation and certain of its affiliates. See "Selling Stockholders."
Risk Factors

You should carefully consider the information set forth in the section entitled "Risk Factors" and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus in deciding whether to purchase our Class A common stock.

NYSE symbol	"RGC"
Dividends

We, at the discretion of our Board of Directors and subject to applicable law, anticipate paying regular quarterly dividends on our Class A and Class B common stock for the foreseeable future. See "Class A Common Stock Price Range and Dividends—Dividend Policy."

RISK FACTORS

        An investment in our Class A common stock involves risks. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including risk factors described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties described below, in the accompanying prospectus and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and financial performance. Should one or more of any of these risks materialize, our business, financial condition or results of operations could be materially adversely affected. This could cause a decline in the trading price of our Class A common stock, and you could lose all or part of your investment.

Risks Relating to this Offering and Our Class A Common Stock

         This offering will result in a substantial amount of previously restricted shares of our Class A common stock being freely tradable, which may depress the market price of our Class A common stock.

        Of the 133,083,015 shares of our Class A common stock issued and outstanding as of November 15, 2016, approximately 27.8% were owned by the Selling Stockholders and The Anschutz Corporation has the right to convert all 23,708,639 shares of its Class B common stock on a one-for-one basis into shares of our Class A common stock at any time. The shares of Class A common stock being sold in this offering were not all freely tradable on the NYSE prior to the completion of this offering and the sale by the Selling Stockholders of the shares of Class A common stock in this offering will increase the number of shares of our Class A common stock eligible to be traded on the NYSE, which could depress the market price of our Class A common stock. Sales of a substantial portion of our Class A common stock into the market in this offering and in the future could cause the market price of our Class A common stock to drop significantly.

         Sales of substantial amounts of our Class A common stock, or the possibility of such sales, may adversely affect the price of our Class A common stock.

        Sales of substantial amounts of our Class A common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our Class A common stock and make it difficult for us to raise funds through securities offerings in the future. The Selling Stockholders are selling 13,000,000 of their 37,000,000 shares of Class A common stock and own 23,708,639 shares of our Class B common stock that may be converted into Class A common stock. If these remaining shares are sold, or if it is perceived that they will be sold, into the public market, the price of our Class A common stock could decline substantially.

 USE OF PROCEEDS

        All of the shares of our Class A common stock in the offering are being sold by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from the sale of their share of our Class A common stock. We will not receive any of the proceeds from the sale of shares of our Class A common stock in the offering.

        The Selling Stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the Selling Stockholders in disposing of the shares, as well as the fees and expenses of their counsel. They will also pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, the SEC registration fee with respect to the shares covered by this prospectus, fees and expenses of our counsel and accountants, and printing expenses.

CLASS A COMMON STOCK PRICE RANGE AND DIVIDENDS

        Our common equity consists of Class A and Class B common stock. Our Class A common stock has traded on the New York Stock Exchange since May 9, 2002 under the symbol "RGC." There is no established public trading market for our Class B common stock.

        The following table sets forth the historical high and low sales prices per share of our Class A common stock as reported by the New York Stock Exchange for the periods indicated.

	High	Low
Year Ending January 1, 2015
First Quarter	$20.14	$17.97
Second Quarter	$21.40	$18.41
Third Quarter	$21.56	$19.41
Fourth Quarter	$23.24	$17.87
Year Ending December 31, 2015
First Quarter	$24.52	$18.70
Second Quarter	$23.67	$20.25
Third Quarter	$21.98	$17.48
Fourth Quarter	$20.25	$17.65
Year Ending December 31, 2016
First Quarter	$21.82	$16.50
Second Quarter	$22.48	$19.35
Third Quarter	$24.19	$21.13
Fourth Quarter (through November 17, 2016)	$24.79	$21.13

        On November 15, 2016, there were approximately 243 stockholders of record of our Class A common stock and one stockholder of record of our Class B common stock.

Dividend Policy

        We believe that paying dividends on our shares of common stock is important to our stockholders. To that end, during fiscal 2015, we paid to our stockholders four quarterly cash dividends of $0.22 per share on each outstanding share of our Class A and Class B common stock, or approximately $139.1 million in the aggregate. During fiscal 2014, we paid to our stockholders four quarterly cash dividends of $0.22 per share on each outstanding share of our Class A and Class B common stock, or approximately $138.6 million in the aggregate. In addition, on December 15, 2014, we paid an extraordinary cash dividend of $1.00 per share on each outstanding share of our Class A and Class B common stock, or approximately $156.2 million. During the three quarters ended September 30, 2016, we have paid three cash dividends of $0.22 per share on each outstanding share of our Class A and

Class B common stock, or approximately $104.4 million in the aggregate. Finally, on October 27, 2016, we declared a cash dividend of $0.22 per share on each outstanding share of our Class A and Class B common stock, payable on December 15, 2016, to stockholders of record on December 5, 2016.

        These dividends have been or will be funded through cash flow from operations and available cash on hand. We, at the discretion of our Board of Directors and subject to applicable law, anticipate paying regular quarterly dividends on our Class A and Class B common stock for the foreseeable future. The amount, if any, of the dividends to be paid in the future will depend upon our then available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows, as well as other relevant factors. For a description of the loan agreement restrictions on the payment of dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Note 5 to the consolidated financial statements included in Part II, Item 8 of the Form 10-K.

SELLING STOCKHOLDERS

        The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock, as of November 15, 2016, by the Selling Stockholders.

        A person is a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

        The number of shares and percentages of beneficial ownership prior to this offering set forth below are based on 133,083,015 shares of our Class A common stock and 23,708,639 shares of our Class B common stock, in each case issued and outstanding as of November 15, 2016, prior to the consummation of this offering. The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of shares of our Class A common stock and Class B common stock issued and outstanding immediately after the consummation of this offering, assuming the Selling Stockholders sell 13,000,000 shares of Class A common stock offered by this prospectus supplement.

	Shares Beneficially Owned Prior to this Offering					Class A Common Shares Offered Hereby	Shares Beneficially Owned After this Offering
	Class A		Class B				Class A		Class B
					% of Voting Power(1)						% of Voting Power(1)
	Shares	%	Shares	%		Number	Shares	%	Shares	%
Selling Stockholder(2)
The Anschutz Corporation(3)	60,708,639	38.7	23,708,639	100.0	74.0	11,840,146	47,708,639	30.4	23,708,639	100.0	70.5
AFIC II LLC(4)	1,159,854	*	—	—	*	1,159,854	—	—	—	—	*

(*)
Represents less than 1%.

(1)
Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted on by stockholders. This column represents the combined voting power of the outstanding shares of Class A common stock and Class B common stock held by such beneficial owner and assumes that no currently outstanding shares of Class B common stock have been converted into Class A common stock.

(2)
Based on information contained in the most recently available Schedule 13G/A filed by The Anschutz Corporation (formerly Anschutz Company) with the SEC on February 14, 2011. The Anschutz Corporation is the manager and one percent owner of AFIC II LLC ("AFIC II") and may be deemed to beneficially own all shares held by AFIC II. The address of The Anschutz Corporation and AFIC II is 555 17th Street, Suite 2400, Denver, CO 80202.

(3)
The reported amounts of shares of Class A common stock represent, prior to the offering: (i) 35,840,146 shares of Class A common stock owned directly by The Anschutz Corporation, (ii) 1,159,854 shares of Class A common stock owned by AFIC II, and (iii) 23,708,639 shares of Class A common stock issuable upon the conversion of a like number of shares of Class B common stock owned by The Anschutz Corporation. Following the offering, (y) 24,000,000 shares of Class A common stock will be owned directly by The Anschutz Corporation and (z) no shares of Class A common stock will be owned by AFIC II.

(4)
The reported amounts of shares of Class A common stock are owned directly by AFIC II.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a discussion of certain United States federal income tax considerations relating to the acquisition, holding and disposition of our Class A common stock by a non-U.S. stockholder (as defined below). As used in this section, references to the terms "company," "we," "our," and "us" mean only Regal Entertainment Group and not its subsidiaries or other lower-tier entities, except as otherwise indicated.

        This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), U.S. Treasury Regulations, rulings and other administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we will operate the company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.

        This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, including the impact of the Medicare contribution tax on net investment income or to investors subject to special tax rules, including:

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  broker-dealers;

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  financial institutions;

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  holders who receive our Class A common stock as compensation;

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  insurance companies;

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  persons other than non-U.S. stockholders (as defined below);

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  persons holding 10% or more (by vote or value) of our outstanding Class A common stock, except to the extent discussed below;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment or transaction;

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  persons holding our Class A common stock on behalf of other persons as nominees;

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  persons holding our Class A common stock through a partnership or similar pass-through entity;

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  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

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  real estate investment trusts, or REITs;

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  regulated investment companies, or RICS;

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  subchapter S corporations;

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  tax-exempt organizations;

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  trusts and estates; or

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  U.S. expatriates.

        This summary assumes that stockholders will hold our Class A common stock as a capital asset, which generally means as property held for investment.

        You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.

Taxation of Non-U.S. Stockholders

        This section summarizes the taxation of non-U.S. stockholders. For these purposes, a non-U.S. stockholder is a beneficial owner of our Class A common stock that for U.S. federal income tax purposes is other than:

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  a citizen or individual resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a United States person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of any such partnership holding our Class A common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our Class A common stock by the partnership.

Distributions

        If distributions are paid on shares of our Class A common stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our Class A common stock. Any remainder will constitute gain on the Class A common stock as described below under "—Disposition." The gross amount of dividends paid to a non-U.S. stockholder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. If the dividend is effectively connected with the non-U.S. stockholder's conduct of a trade or business in the United States or, if a tax treaty requires, attributable to a U.S. permanent establishment maintained by such non-U.S. stockholder, the dividend will not be subject to any withholding tax, provided certification requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A non-U.S. stockholder that is taxable as a corporation for U.S. federal income tax purposes may, under certain circumstances, also be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits for the taxable year.

        To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. stockholder must provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends. These forms must be periodically updated. Non-U.S. stockholders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. stockholders should consult their own tax advisors regarding the potential applicability (including their eligibility for the benefits) of any income tax treaty.

Disposition

        A non-U.S. stockholder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of shares of our Class A common stock unless any one of the following is true:

  •
  the gain is effectively connected with the non-U.S. stockholder's conduct of a trade or business in the United States and, if a tax treaty applies, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. stockholder;

  •
  the non-U.S. stockholder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

  •
  our Class A common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation," or USRPHC, for U.S. federal income tax purposes at any time during the shorter of (i) the period during which you hold our Class A common stock or (ii) the five-year period ending on the date you dispose of our Class A common stock.

        We believe that we are not currently, and will not become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. As a general matter, as long as our Class A common stock is regularly traded on an established securities market, however, it will not be treated as a U.S. real property interest with respect to any non-U.S. stockholder that holds no more than 5% of such regularly traded Class A common stock. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. stockholder from a disposition of our Class A common stock, and the non-U.S. stockholder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons, and may also be subject to alternative minimum tax.

        Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally but will generally not be subject to withholding. A non-U.S. stockholder that is taxable as a corporation for U.S. federal income tax purposes may, under certain circumstances, also be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on such gain. Gain described in the second bullet point above will be subject to a flat 30% U.S. federal income tax, which may be offset by certain U.S. source capital losses. Non-U.S. stockholders should consult any potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to dividends paid with respect to our Class A common stock and to proceeds from the sale or other disposition of our Class A common stock. Except for information reporting on dividends, which always applies, in certain circumstances, non-U.S. stockholders may not be subject to information reporting and backup withholding if they certify under penalties of perjury as to their status as non-U.S. stockholders or otherwise establish an exemption and certain other requirements are met. Non-U.S. stockholders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. stockholder resides or is established.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. stockholder generally may be refunded or credited against the non-U.S. stockholder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding on Payments to Certain Foreign Entities

        The Foreign Account Tax Compliance Act ("FATCA"), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.

        The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Class A common stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the regulations and subsequent guidance, the required withholding began July 1, 2014 with respect to dividends on our stock, but will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our stock.

        If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their own tax advisors regarding the effect of FATCA in their particular circumstances.

U.S. Federal Estate Taxes

        Shares of our Class A common stock owned or treated as owned by an individual who at the time of death is a non-U.S. stockholder are considered U.S. situs assets and will be included in the individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

State, Local and Foreign Taxes

        Our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may conduct business or own assets located in numerous U.S. jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our Class A common stock.

UNDERWRITING

        UBS Investment Bank is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us, the Selling Stockholders and the underwriter, the Selling Stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the Selling Stockholders, 13,000,000 shares of our Class A common stock. Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

        We and the Selling Stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers' certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

No Sales of Similar Securities

        The Selling Stockholders have agreed not to sell or transfer any Class A common stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of UBS Investment Bank. Specifically, the Selling Stockholders have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any Class A common stock,

  •
  sell any option or contract to purchase any Class A common stock,

  •
  purchase any option or contract to sell any Class A common stock,

  •
  grant any option, right or warrant for the sale of any Class A common stock,

  •
  lend or otherwise dispose of or transfer any Class A common stock,

  •
  request or demand that we file a registration statement related to the Class A common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to Class A common stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A common stock. It also applies to Class A common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Commissions and Discounts

        The underwriter is purchasing the shares of Class A common stock from the Selling Stockholders at $22.95 per share (representing approximately $298,350,000 aggregate proceeds to the Selling Stockholders, before deducting any out-of-pocket expenses). In connection with the sale of the shares of Class A common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts.

        The underwriter may offer the shares of Class A common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A common stock for whom they may act as agents or to whom they may sell as principal.

        The estimated offering expenses initially payable by us are approximately $200,000. The Selling Stockholders have agreed to reimburse us for such expenses.

Short Positions

        In connection with the offering, the underwriter may purchase and sell our Class A common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any short position by purchasing shares in the open market. Similar to other purchase transactions, the underwriter's purchases to cover short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. Neither we nor any of the Selling Stockholders nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor any of the Selling Stockholders nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

New York Stock Exchange

        The shares are listed on the New York Stock Exchange under the symbol "RGC."

Electronic Distribution

        In connection with the offering, the underwriter may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

        The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

        The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter has authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore

(the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

        The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Certain legal matters relating to this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the Selling Stockholders by Freshfields Bruckhaus Deringer US LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Regal Entertainment Group and subsidiaries as of December 31, 2015 and January 1, 2015, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of National CineMedia, LLC, incorporated in this prospectus supplement by reference from Regal Entertainment Group's Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is also incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC's public reference room:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

        For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our filings are also available to the public through the website maintained by the SEC at www.sec.gov or from commercial document retrieval services. Our filings are also available on our website at www.regmovies.com. In addition, our Class A common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate information into this prospectus supplement "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about Regal and its financial condition, business and results.

        We are incorporating by reference Regal's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of this offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

  •
  Annual Report on Form 10-K (and the portions of that Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on May 4, 2016, filed with the SEC on April 6, 2016) and Form 10-K/A for the fiscal year ended December 31, 2015;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016, and September 30, 2016;

  •
  Current Reports on Form 8-K filed with the SEC on January 15, 2016, February 9, 2016, April 28, 2016, May 9, 2016, June 3, 2016, July 26, 2016, July 27, 2016, August 8, 2016 and October 27, 2016 (specifically excluding the information in any such Form 8-K furnished under Items 2.02 and 7.01 and the exhibits furnished thereto); and

  •
  the description of our Class A common stock in our Registration Statement on Form 8-A filed with the SEC on May 6, 2002, including any amendments and reports filed for the purpose of updating such description.

        We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918
Attention: Office of the Secretary
Telephone: (865) 922-1123

PROSPECTUS

Regal Entertainment Group

Debt Securities
Class A Common Stock
Preferred Stock
Guarantees
Warrants
Depositary Shares
Purchase Contracts
Units

        Regal Entertainment Group may, from time to time, offer to sell debt securities, Class A common stock, which we also refer to as "common stock," preferred stock, warrants, depositary shares, purchase contracts or units. In addition, selling securityholders to be named in a prospectus supplement may offer to sell, from time to time, Regal Entertainment Group's debt securities, Class A common stock, preferred stock, warrants, depositary shares, purchase contracts or units.

        Each time Regal Entertainment Group or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Regal Entertainment Group's principal executive offices are located at 7132 Regal Lane, Knoxville, Tennessee 37918 and our telephone number is (865) 922-1123. Regal Entertainment Group's Class A common stock is listed on the New York Stock Exchange under the symbol "RGC."

        Investing in our securities involves risk. See "Risk Factors" on page 4 of this prospectus, in the documents incorporated in this prospectus by reference and in any applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2015

        We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we prepare or authorize. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using an automatic shelf registration statement, we and selling securityholders may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders use this prospectus to offer securities, we or such selling securityholders will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together they give the specific terms of the securities we or selling securityholders are offering. You should also read the documents we have referred you to under "Where You Can Find More Information" below, for information about us and our financial statements. You can read the registration statement and exhibits on the SEC's website or at the SEC, as described under "Where You Can Find More Information."

        Regal Entertainment Group is the parent company of Regal Entertainment Holdings, Inc. ("REH"), which is the parent company of Regal Cinemas Corporation ("Regal Cinemas"), and its subsidiaries. Regal Cinemas' subsidiaries include Regal Cinemas, Inc. ("RCI") and its subsidiaries, which include Edwards Theatres, Inc. ("Edwards") and United Artists Theatre Company ("United Artists"). Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to "we," "us," "our," "the Company," "Regal" and other similar references are to Regal Entertainment Group and all of its subsidiaries on a consolidated basis, and references to REH, Regal Cinemas, RCI, Edwards and United Artists shall be deemed to include the respective subsidiaries of such entities when used in discussions included herein regarding the current operations or assets of such entities. This prospectus includes our trademarks and other tradenames identified herein. All other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

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ABOUT REGAL ENTERTAINMENT GROUP

        Regal Entertainment Group operates the largest and most geographically diverse theatre circuit in the United States. The Company's theatre circuit, including Regal Cinemas, United Artists Theatres, Edwards Theatres, Great Escape Theatres and Hollywood Theaters, operates 7,324 screens in 569 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of June 30, 2015.

        We are a Delaware corporation with principal executive offices at 7132 Regal Lane, Knoxville, Tennessee 37918. Our telephone number is (865) 922-1123 and our Internet website is www.regmovies.com. Except for the documents incorporated by reference in this prospectus as described under the "Incorporation by Reference" heading, the information and other content contained on our website are not incorporated by reference in this prospectus, and you should not consider them to be a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC's public reference room:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

        For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our filings are also available to the public through the website maintained by the SEC at www.sec.gov or from commercial document retrieval services. Our filings are also available on our website at www.regmovies.com. In addition, our Class A common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate information into this prospectus "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about Regal and its financial condition, business and results.

        We are incorporating by reference Regal's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically noted below or in a prospectus supplement:

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  Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 1, 2015;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015;

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  Current Reports on Form 8-K filed with the SEC on January 9, 2015, January 15, 2015, January 30, 2015, February 12, 2015, March 6, 2015, April 7, 2015, April 13, 2015, April 30, 2015, May 11, 2015, June 1, 2015, July 30, 2015 (specifically excluding the information in any such Form 8-K furnished under Item 2.02 and the exhibits furnished thereto); and

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  the description of our Class A common stock contained in our Registration Statement on Form 8-A (Registration Statement No. 333-84096) filed with the SEC on May 6, 2002, together with any amendment or report filed with the SEC for the purpose of updating such description.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918
Attention: Office of the Secretary
Telephone: (865) 922-1123

        WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS WE PREPARE OR AUTHORIZE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED AUGUST 28, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE STATE OTHERWISE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. All statements other than statements of historical facts included, or incorporated by reference, in this prospectus, including, without limitation, certain statements regarding our financial position, future plans, strategies and expectations on revenue growth, expansion opportunities, strategic acquisitions, and partnerships operating costs and expenses, and industry trends, may constitute forward-looking statements. In some cases you can identify these forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "intends," "foresees," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words.

        These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully discussed in the section entitled "Risk Factors" below. Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

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  our substantial debt and lease obligations and the availability and adequacy of cash flow to meet our lease obligations and debt service requirements, including payments of amounts due under our notes and Regal Cinemas' senior credit facility;

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  the operating restrictions and other restrictive covenants in our and our subsidiaries' debt agreements;

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  our debt service obligations requiring a significant amount of cash, which depends on many factors beyond our control;

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  our dependence on motion picture production and performance and our relationships with film distributors;

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  any increase in the use of alternative film delivery methods that may drive down movie theatre attendance and reduce our revenue;

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  the competitive environment in which we operate our theatres;

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  our strategic acquisition strategy, partnerships and investments, including our investment in National CineMedia, LLC, not providing anticipated or desired benefits;

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  our reliance on our information systems to conduct our business, and any failure to protect these systems against security breaches or the failure or unavailability of these systems;

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  economic, political and social conditions materially affecting our business by reducing consumer spending on movie attendance or having an impact on our business and financial condition in ways that we currently cannot predict;

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  our dependence on senior management;

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  the substantial government regulations to which we are subject;

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  our control by Anschutz Company;

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  our dependence as a holding company on our subsidiaries to service our debt and pay our dividends; and

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  other factors discussed under the section entitled "Risk Factors" or elsewhere in this prospectus or any prospectus supplement, including in the filings with the SEC that are incorporated by reference in this prospectus supplement.

        The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we do not guarantee future results and undertake no obligation to update the forward-looking statements whether as a result of new information, future developments or otherwise, unless we have obligations under the federal securities laws to update and disclose material developments to previously disclosed information.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

(unaudited) (in millions, except ratios)	Year Ended 12/30/2010	Year Ended 12/29/2011	Year Ended 12/27/2012	Year Ended 12/26/2013	Year Ended 1/1/2015	Fiscal Quarter Ended 6/30/2015
Pretax Income	$120.0	$52.0	$231.7	$264.6	$178.6	$87.5
Fixed Charges:
Interest Expense, net of capitalized interest	144.1	147.7	133.7	139.1	124.7	32.4
Interest Capitalized	—	0.1	0.2	0.2	0.2	—
Amortization of Debt Costs	6.9	4.0	3.6	4.5	4.8	1.2
One-third of Rent Expense	127.4	127.2	128.1	137.9	141.1	35.5
Total Fixed Charges	278.4	279.0	265.6	281.7	270.8	69.1
Earnings	398.4	331.0	497.3	546.3	449.4	156.6
Ratio of Earnings to Fixed Charges	1.4x	1.2x	1.9x	1.9x	1.7x	2.3x
Rent Expense	$382.3	$381.5	$384.4	$413.6	$423.4	$106.6

        Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented and is not disclosed separately.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of Part II of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See "Where You Can Find More Information" and "Incorporation by Reference."

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. We will not receive any proceeds of any sales by selling securityholders.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series, which may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series. Our debt securities will be issued under an indenture (the "indenture") between Regal Entertainment Group and Wilmington Trust, National Association, as trustee thereunder (the "trustee").

        The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The indenture is an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under "Where You Can Find More Information."

        For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus, the indenture and the applicable prospectus supplement and form of debt security.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

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  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity date;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  the guarantors, if any, of our obligations under the debt securities;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of Regal Entertainment Group's equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed or transferred has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

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  failure to pay interest for 30 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

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  failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

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  events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of a continuing default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with each trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or correct any inconsistency or defect in the indenture provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees to or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

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  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon us;

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  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

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  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

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  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

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  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  change the method of calculating the rate of interest in a manner adverse to the holders of any outstanding debt securities;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

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  a default in the payment of the principal of or premium or interest on any such debt security; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or with its custodian and such global securities shall be registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, nor any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an event of default has occurred and is continuing and the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so request, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion and subject to the depositary's procedures decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct such trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that in the event that the trustee resigns or is removed with respect to less than all series of debt securities outstanding under the indenture, there may be more than one trustee under the indenture. If there are different trustees for different series of debt securities under the indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If a trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, such trustee must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock and the material provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended, is only a summary. You should refer to the complete terms of our capital stock contained in our amended and restated certificate of incorporation, our amended and restated bylaws, as amended, and in the case of preferred stock, the applicable prospectus supplement and certificate of designations for complete information.

General

        Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of:

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  500,000,000 shares of Class A common stock, par value $0.001 per share;

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  200,000,000 shares of Class B common stock, par value $0.001 per share; and

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  50,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

        The Class A common stock and the Class B common stock are identical in all respects, except with respect to voting and except that each share of Class B common stock will convert into a single share of Class A common stock at the option of the holder or upon a transfer of the holder's Class B common stock, other than to certain transferees. Each holder of Class A common stock is entitled to one vote for each outstanding share of Class A common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Each holder of Class B common stock is entitled to ten votes for each outstanding share of Class B common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Except as required by law, the Class A common stock and the Class B common stock vote together on all matters. Subject to the dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose, and, subject to the liquidation preferences of any outstanding preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution or winding up. No dividend can be declared on the Class A or Class B common stock unless at the same time an equal dividend is paid on each share of Class B or Class A common stock, as the case may be. Dividends paid in shares of common stock must be paid, with respect to a particular class of common stock, in shares of that class. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The outstanding shares of common stock are, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our amended and restated certificate of incorporation allows us to issue, without stockholder approval, preferred stock having rights senior to those of the common stock. Our board of directors is authorized, without further stockholder approval, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. We will file a copy of the certificate of designations that contains the terms of any new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designations, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

        Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could also have the effect of decreasing the market price of the Class A common stock. As of August 28, 2015, no shares of preferred stock are outstanding. We currently have no plans to issue any shares of preferred stock.

Power to Issue Additional Shares of Stock

        We believe that the power of our board of directors to issue additional shares of common stock or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The preferred stock and the Class A common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no current intention of doing so, we could issue a class or series of stock that could have the effect of delaying or preventing a change in control or making removal of management more difficult.

Anti-Takeover Provisions

        The provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, as amended, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Transfer Agent and Registrar

        Wells Fargo Bank Minnesota, National Association is the transfer agent and registrar for our common stock.

Stock Exchange Listing

        Our shares of Class A common stock are listed on the New York Stock Exchange, and trade under the symbol "RGC."

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement or free writing prospectus a description of any warrants, depositary shares, purchase contracts or units issued by Regal Entertainment Group that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus in any of the following ways:

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  directly to one or more purchasers;

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  through agents;

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  through underwriters, brokers or dealers; or

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  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        In addition, to the extent this prospectus is used by any selling securityholders to resell any debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units of Regal Entertainment Group, information with respect to the selling securityholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

SELLING SECURITYHOLDERS

        Information regarding the beneficial ownership of our securities by selling securityholders, the number of and types of securities being offered by selling securityholders, the number of and types of securities and the percentage of the class to be beneficially owned by selling securityholders after the applicable offering and whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the prior three years, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Regal Entertainment Group and subsidiaries as of January 1, 2015 and December 26, 2013, and for each of the years in the three-year period ended January 1, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of January 1, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of National CineMedia, LLC, incorporated in this prospectus by reference from Regal's Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is also incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.